As filed with the Securities and Exchange Commission on January 9, 2009
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KongZhong Corporation
(Exact name of issuer as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044
 (Address of principal executive offices)

KongZhong Corporation
2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one): Large Accelerated Filer ☐ Accelerated Filer ☒ Non-Accelerated Filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares, par value $0.0000005 per share	140,000,000 ordinary shares	US$0.089	US$12,460,000	US$489.68

(1)
Plus such indeterminate number of additional ordinary shares as may be offered and issued to prevent dilution resulting from share splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the ordinary shares represented by the American Depositary Shares as reported on the NASDAQ National Market System on January 7, 2009.

INCORPORATION OF INFORMATION

This registration statement on Form S-8 registers additional securities of the same class as other securities of the registrant for which a registration statement, also filed on Form S-8 by the registrant and relating to the registrant’s 2006 Equity Incentive Plan, is effective. Pursuant to General Instruction E to Form S-8, the contents of the registrant’s registration statement on Form S-8 (File No. 333-140538), as filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2007, are hereby incorporated by reference.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.               EXHIBITS

Exhibit Number		Description
4.1	—
Specimen of Share Certificate representing the ordinary shares (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-116172) originally filed with the Commission on June 4, 2004, as subsequently amended).

4.2	—
KongZhong Corporation 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 (File No. 333-140538) originally filed with the Commission on February 9, 2007).

4.3	—	Amendment No. 1 to the KongZhong Corporation 2006 Equity Incentive Plan, effective as of December 18, 2008.
5.1	—	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, as to the validity of the ordinary shares.
23.1	—	Consent of Deloitte Touche Tohmatsu.
23.2	—	Consent of Maples and Calder (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on January 9, 2009.

KongZhong Corporation

By:	/s/ Leilei Wang
Name:	Leilei Wang
Title:	Chief Executive Officer and
Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leilei Wang and Hanhui Sun, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on January 9, 2009 by the following persons in the capacities indicated:

Name	Title

/s/ Leilei Wang	Chief Executive Officer and
Leilei Wang	Chairman of the Board of Directors

/s/ Nick Yang	President and Director
Nick Yang

/s/ Hanhui Sun	Chief Financial Officer
Hanhui Sun

Name	Title

/s/ Yang Yang	Controller
Yang Yang

/s/ Xiaoxin Chen	Independent Director
Xiaoxin Chen

/s/ Xiaolong Li	Independent Director
Xiaolong Li

/s/ Hope Ni	Independent Director
Hope Ni

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of KongZhong Corporation, has signed this Registration Statement on January 9, 2009.

Authorized U.S. Representative

By:	/s/ Gregory F. Lavelle
Name:	Gregory F. Lavelle
Title:	Managing Director, Puglisi & Associates

EXHIBIT INDEX

Exhibit Number		Description
4.1	—
Specimen of Share Certificate representing the ordinary shares (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-116172) originally filed with the Commission on June 4, 2004, as subsequently amended).

4.2	—
KongZhong Corporation 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 (File No. 333-140538) originally filed with the Commission on February 9, 2007).

4.3	—	Amendment No. 1 to the KongZhong Corporation 2006 Equity Incentive Plan, effective as of December 18, 2008.
5.1	—	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, as to the validity of the ordinary shares.
23.1	—	Consent of Deloitte Touche Tohmatsu.
23.2	—	Consent of Maples and Calder (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on signature page).